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Exhibit 32.1

SECTION 1350 CERTIFICATIONS*

        In connection with the Annual Report of Corvus Pharmaceuticals, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (the "Report"), Richard A. Miller, President and Chief Executive Officer (Principal Executive Officer) of the Company, and Leiv Lea, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), that, to the best of his knowledge:

  1.
  The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: March 1, 2018

/s/ RICHARD A. MILLER Richard A. Miller, M.D. President and Chief Executive Officer (Principal Executive Officer)	/s/ LEIV LEA Leiv Lea Chief Financial Officer (Principal Financial and Accounting Officer)

*
This certification accompanies the Annual Report on Form 10-K, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
SECTION 1350 CERTIFICATIONS